UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 22, 2016, Puma Biotechnology, Inc. (the “Company”) announced that the Marketing Authorization Application (“MAA”) for neratinib has been validated by the European Medicines Agency (“EMA”). Validation of the MAA confirms that the submission is complete and starts the EMA’s formal review process. The potential indication for neratinib is for the extended adjuvant treatment of HER2-positive early stage breast cancer that has previously been treated with trastuzumab (Herceptin®)-based adjuvant therapy. The MAA submission is based upon the ExteNET Phase III study, which reached its primary endpoint whereby neratinib demonstrated a statistically significant reduction of risk of invasive disease recurrence or death versus placebo.

In the ExteNET study, treatment with neratinib resulted in a 33% reduction of risk of invasive disease recurrence or death versus placebo (hazard ratio = 0.67, p = 0.009). The 2-year invasive disease free survival (“DFS”) rate for the neratinib arm was 93.9% and the 2-year DFS rate for the placebo arm was 91.6%. For the pre-defined subgroup of patients with hormone receptor positive disease, the results of the trial demonstrated that treatment with neratinib resulted in a 49% reduction of risk of invasive disease recurrence or death versus placebo (hazard ratio = 0.51, p = 0.001). For the patients with hormone receptor positive disease, the 2-year DFS rate for the neratinib arm was 95.4% and the 2-year DFS rate for the placebo arm was 91.2%. Results of the study were published online in The Lancet Oncology on February 10, 2016.

The most frequently observed adverse event for the neratinib-treated patients was diarrhea, with approximately 39.9% of the neratinib-treated patients experiencing grade 3 or higher diarrhea (1 patient (0.1%) had grade 4 diarrhea). Patients who received neratinib in the ExteNET trial did not receive any prophylaxis with antidiarrheal agents to prevent the neratinib-related diarrhea. Interim results of a Phase II study of neratinib monotherapy in patients with HER2-positive early stage breast cancer who have previously been treated with adjuvant trastuzumab, where patients received anti-diarrheal prophylaxis with loperamide, demonstrated that treatment with prophylactic loperamide reduced the rate of grade 3 or higher diarrhea to between 13.0% and 18.5%.

About ExteNET

The ExteNET trial is a double-blind, placebo-controlled, Phase III trial of neratinib versus placebo after adjuvant treatment with trastuzumab (Herceptin) in women with early stage HER2-positive breast cancer. The trial randomized 2,840 patients in 41 countries with early stage HER2-positive breast cancer who had undergone surgery and adjuvant treatment with trastuzumab. After completion of adjuvant treatment with trastuzumab, patients were randomized to receive extended adjuvant treatment with either neratinib or placebo for a period of one year. Patients were then followed for recurrent disease, ductal carcinoma in situ, or death for a period of two years after randomization in the trial. The primary endpoint of the trial was DFS.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the potential benefits of neratinib and the MAA for neratinib in Europe for the potential indication for the extended adjuvant treatment of HER2-positive early stage breast cancer that has previously been treated with trastuzumab (Herceptin®)-based adjuvant therapy. All forward-looking statements included in this Current Report on Form 8-K involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that the Company has no product revenue and no products approved for marketing, the Company’s dependence on PB272, which is still under development and may never receive regulatory approval, the challenges associated with conducting and enrolling clinical trials, the risk that the results of clinical trials may not support the Company’s drug candidate claims, even if approved, the risk that physicians and patients may not accept or use the Company’s products, the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates, the

Company’s dependence on licensed intellectual property, and the other risk factors disclosed in the periodic and current reports filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: August 22, 2016	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer